EXHIBIT 21.1

THE PMI GROUP, INC. – SUBSIDIARIES

Subsidiary Name	Jurisdiction of Incorporation
PMI Mortgage Insurance Co.	Arizona
PMI Capital Corporation	Delaware
Residential Guaranty Co.	Arizona
PMI Mortgage Guaranty Co.	Arizona
Residential Insurance Co.	Arizona
TPG Insurance Co.	Vermont
TPG Segregated Portfolio Company	Cayman
PMI Mortgage Insurance Australia (Holdings) Pty Limited	Australia
PMI Mortgage Insurance Ltd	Australia
PMI Indemnity Limited	Australia
TPG Reinsurance Company Limited	Ireland
PMI Mortgage Insurance Company Limited	Ireland
PMI Insurance Services Limited	United Kingdom
PMI Plaza LLC	Delaware
SPS Holding Corp. (unconsolidated, partially owned)	Delaware
RAM Holdings Ltd (unconsolidated, partially owned)	Bermuda
RAM Holdings II Ltd (unconsolidated, partially owned)	Bermuda
CMG Mortgage Insurance Company (unconsolidated, partially owned)	Wisconsin
CMG Mortgage Reinsurance Company (unconsolidated, partially owned)	Wisconsin
CMG Mortgage Assurance Company (unconsolidated, partially owned)	Wisconsin
FGIC Corporation (unconsolidated, partially owned)	Delaware